EXHIBIT 10.10

INVESTMENT SERVICES AGREEMENT FOR
INFINEX INVESTMENTS, INC.
SUBSCRIBERS
(Maine-Rev. 10/03)

THIS AGREEMENT ("Agreement"), made and entered into as of the 6th day of January, 2004, by and between Infinex Investments, Inc. ("Infinex") and Bar Harbor Banking and Trust Company ("Subscriber")

THE PARTIES AGREE AS FOLLOWS:

1.     Effective Date. This Agreement shall bind Infinex and Subscriber as of the date set forth above. This date is referred to herein as the "Effective Date".

2.     Infinex Centers. Infinex is a registered broker-dealer and investment adviser and is licensed as an insurance agency and provides securities brokerage, investment advisory and insurance products and services, all as included in the Infinex Program (as defined below), to the general public, including depositors and other customers of participating financial institutions, through the operation of service centers ("Infinex Centers") at locations of such institutions. Subscriber desires to become a subscribing institution.

3.     Determination of Infinex Center Locations. As soon as practicable following the Effective Date, and from time to time during the term of this Agreement, Infinex and Subscriber shall consult with each other and shall use all reasonable efforts to determine the number and to identify Subscriber’s locations at which Infinex shall open and operate Infinex Centers. Infinex shall use all reasonable efforts expeditiously to open and operate such number of Infinex Centers at such locations as may from time to time be designated by Subscriber and approved by Infinex, which approval shall not be unreasonably withheld. Subscriber is not granted exclusive rights in any territory or location. Infinex may enter into agreements with other subscribing institutions and operate Infinex Centers at any other locations selected by Infinex and other subscribing institutions.

4.     Subscriber's Obligations. Subscriber shall use all reasonable efforts to provide the personnel, to cooperate with Infinex, to do all other acts and things required by this Agreement to be provided or done by Subscriber, and to permit Infinex to open and operate the Infinex Centers in accordance with the terms of this Agreement.

5.     Infinex Program The Infinex Program consists of the following services which Infinex shall provide:

        (a)    Brokerage and Clearing Services.

                (1)      Registered representatives of Infinex at Infinex Centers operated as Subscriber’s locations and at Infinex’s main office will execute purchases and sales of "Securities" as agent for Infinex’s customers, including depositors and other customers of Subscriber and the general public (hereinafter referred to as "Infinex Customers"). For purposes of this subparagraph, the term "Securities" shall have the meaning set forth in section 3(a) (10) of the Securities Exchange Act of 1934, as amended (the "Act"), but shall not include securities of Subscriber or any entity affiliated with Subscriber.

                (2)      Infinex, as an introducing broker-dealer, will retain one or more clearing brokers to provide customers with such confirmations and account statements as are customarily provided by clearing brokers, maintain such books and records as are customarily maintained by clearing brokers and perform such billing, collections, account surveillance and other services as are customarily performed by clearing brokers.

        (b) Investment Advisory Services. Investment adviser agents of Infinex at Infinex Centers operated at Subscriber's locations and Infinex's main office will provide investment advice and recommendations to Infinex Customers in accordance with each customer's suitability profile and investment goals.

        (c)     Insurance Services. Licensed insurance producers of Infinex at Infinex Centers operated at Subscriber's locations and at Infinex's main office will, subject to applicable state insurance laws and regulations, execute purchases and sales of certain insurance products as agent for Infinex Customers.

        (d) Marketing, education research and technical assistance services. Infinex will provide:

                (1)      guidance and assistance regarding the selection of Subscriber locations at which Infinex shall open and operate Infinex Centers;

                (2)      guidance and assistance regarding the placement and setup of the Infinex Centers at Subscriber locations;

                (3)      guidance and assistance regarding the identification of Subscriber personnel who will act as "Mutual Employees" (as defined below);

                (4)      guidance and assistance regarding, and review and approval of, Subscriber-sponsored advertising and promotion of the Infinex Program;

                (5)      material for the orientation of Subscriber’s Mutual Employees and Non- Mutual Employees (as defined below) with respect to the Infinex Program;

                (6) compliance and procedures manuals for the operation of the Infinex Program;

                (7) guidance and assistance regarding the furnishing and design of Infinex Centers;

                (8)      guidance and assistance regarding the Infinex news/quote services and terminals and related services;

                (9)      guidance and assistance regarding all other standard accessories, equipment and supplies required to make the Infinex Centers at Subscriber’s locations operational;

                (10)    monitoring of compliance at the Infinex Centers with applicable laws, rules and regulations and with Infinex's manuals, rules, procedures and instructions;

                (11)     monitoring of relevant laws, rules and regulations affecting the Infinex Program and the operation of the Infinex Centers at Subscriber's locations; and

                (12)     disbursement of Revenue Sharing Payments (as defined below).

        (e)     Reports.      Infinex shall periodically provide to Subscriber certain reports, the form, content and frequency of which shall be determined by the mutual agreement of Infinex and Subscriber. Such reports shall include a list of all customer complaints and their resolution. Other reports to be provided Subscriber by Infinex may include sales reports by transaction and Mutual Employee during a reporting period.

6. Modification of Infinex Program. Infinex may modify the Infinex Program from time to time for the intended purpose of (i) meeting applicable regulatory requirements, or (ii) making the Infinex Program more effective, efficient, economical or competitive, offering additional services, adapting to new technology or conditions, or enhancing the reputation or public acceptance of the Infinex Program, provided that if any modification described in clause (ii) above may materially and adversely affect the amount of Revenue Sharing Payments payable to Subscriber hereunder or the operation of any Infinex Center established or to be established at Subscriber’s locations, such modification shall not be effected without Subscriber’s approval.

7. Revenue Sharing Payments.

        (a)      Infinex shall make payments to Subscriber with respect to all securities and insurance transactions and investment advisory services which occur at, or are attributable to, the Infinex Centers operated at Subscriber’s locations ("Revenue Sharing Payments"), in accordance with Schedule 1 attached to this Agreement. Notwithstanding the above, Infinex shall not be obligated to make any Revenue Sharing Payment to Subscriber with respect to any insurance transaction which occurs at, or is attributable to, the Infinex Centers operated at Subscriber's locations unless and until the payment of such Revenue Sharing Payments is permissible under the applicable insurance laws and regulations of the state in which Subscriber is doing business. Infinex shall notify Subscriber not less than 30 days in advance of any reduction in the percentage of Revenue Sharing Payments, which reduction shall take effect on the date specified in such notice; provided, however, that Subscriber may terminate this Agreement by giving written notice of termination to Infinex within 20 days following Infinex's notice of any such reduction in the percentage of Revenue Sharing Payments. If Subscriber gives such notice of termination to Infinex, this Agreement will terminate 30 days following Infinex's receipt of such notice and Infinex shall not reduce the percentage of Revenue Sharing Payments payable to Subscriber prior to such termination.

        (b)      Infinex reserves the right to deduct from Revenue Sharing Payments (i) an amount equal to the total of all costs, expenses, charges and fees, if any, payable by Subscriber to Infinex pursuant to this Agreement, (ii) an amount equal to Subscriber's then current pro rata share of losses, costs and expenses, if any, incurred by Infinex, directly or indirectly, as the result of the failure of any Infinex Customer at a Infinex Center operated at any of Subscriber's locations to meet any obligation to deliver any funds or securities or to meet any other obligation pursuant to Infinex's agreement to perform securities brokerage, investment advisory and insurance services for such person, and (iii) Subscriber's then current pro rata share of investment advisory fees paid by any Infinex Customer in advance of services rendered and returned to such Infinex Customer upon termination of the investment advisory agreement. Infinex shall use such efforts as are customary in the securities brokerage, investment advisory and insurance business to mitigate such losses, costs or expenses prior to deducting any amount from a Revenue Sharing Payment pursuant to clause (ii) hereinabove.

        (c)    In addition to the rights of Infinex to deduct amounts from Revenue Sharing Payments as set forth above in subparagraph 7(b), Infinex shall, with respect to any and all sales of insurance products to Infinex Customers at Infinex Centers operated at Subscriber's locations, have the right to deduct from Revenue Sharing Payments an amount equal to Subscriber's then current pro rata share of all charge-backs for canceled or adjusted sales of insurance products and all charges for early surrender of insurance products as provided in Infinex's agency agreements with the issuers of such insurance products (hereinafter referred to, collectively, as "Chargeback and Surrender Payments").

        (d)      In the event Subscriber or Infinex terminates this Agreement, then Infinex shall be entitled to retain an amount (the "Holdback Amount") from all Revenue Sharing Payments due Subscriber following the delivery or receipt by Infinex of the termination notice. The Holdback Amount shall be in an amount which, in Infinex's sole judgment, reasonably approximates Subscriber's then current pro rata share of all Chargeback and Surrender Payments which are expected to arise in connection with sales of insurance products by Infinex to Infinex Customers at Infinex Centers operated at Subscriber’s locations. Infinex shall maintain the Holdback Amount in a non-interest bearing account for a period to be determined by Infinex in its sole discretion (the "Holdback Period"), which Holdback Period shall not be more than two years. During the Holdback Period, Infinex shall be entitled to deduct from the Holdback Amount all actual Chargeback and Surrender Payments as they occur. At the end of the Holdback Period, Infinex shall pay over to Subscriber the remaining portion, if any, of the Holdback Amount.

        (e)     Infinex shall use such efforts as are customary in the insurance business to mitigate all Chargeback and Surrender Payments prior to deducting such amount from a Revenue Sharing Payment pursuant to subparagraphs 7(c) or 7(d) hereof.

        (f)     Subject to subparagraph 7(d) above, Infinex shall make Revenue Sharing Payments to Subscriber on or prior to the twentieth (20th) day of the following calendar month with respect to all securities and insurance transactions settled and all investment advisory fees received through the Settlement Date (as defined below) for the immediately preceding calendar month. For purposes of this paragraph, Settlement Date shall mean the date on which Infinex closes its books and records for a particular month with respect to the Infinex Customer accounts opened through the Infinex Centers at Subscriber's locations. Each Revenue Sharing Payment shall be accompanied by a complete record of transactions and, if applicable, an accounting of any losses, costs, expenses, charges or fees incurred by Subscriber and deducted from such Revenue Sharing Payment.

8. Mutual Employees.

        (a)     Employment Agreement. At the Infinex Centers operated at Subscriber's locations, (i) securities transactions shall be effected only by registered representatives of Infinex who shall be registered and qualified with the National Association of Securities Dealers, Inc., (ii) investment advisory services shall be provided only by investment adviser agents of Infinex who shall be duly registered under applicable laws and regulations, and (iii) insurance transactions shall be effected only by licensed insurance producers of Infinex who are licensed to sell insurance products under the applicable insurance laws and regulations of the state in which Subscriber does business. Each such individual shall undertake employment by Infinex in one or more of these capacities in addition to their employment by Subscriber. Such persons are referred to in this Agreement as " Mutual Employees" or, solely with respect to their employment by Infinex, as "Infinex Representatives". Each Mutual Employee shall enter into an Employment Agreement with Infinex, in the form attached hereto as Exhibit A, setting forth the terms of the Mutual Employee's employment as an Infinex Representative.

        (b)     Compensation. Subscriber shall pay the compensation of the Mutual Employees in amounts to be determined by Infinex from time to time after consultation with Subscriber. Infinex shall have the right to inspect the payroll and bonus records maintained by Subscriber for Mutual Employees. In addition, Subscriber shall transmit to Infinex no less often than annually, and promptly following Infinex's request, a copy of each Mutual Employee's W-2 form or such information with respect to the compensation of any or all of the Mutual Employees in such form as Infinex may otherwise prescribe.

        (c) Recruitment. Infinex shall assist Subscriber in recruiting individuals to act as Infinex Representatives and shall proves and facilitate the licensing and registration of individuals qualified to act as Infinex Representatives. Notwithstanding anything to the contrary herein, Subscriber shall have the right to disapprove the placement or retention of any Mutual Employee in the Infinex Program operated on Subscriber’s premises.

        (d)    Training. The Mutual Employees shall be required to pass one or more examinations prescribed by law, or furnish to Infinex proof that they have passed such examinations, in order to qualify to act as Infinex Representatives. Prior to taking such examination(s), if required to do so, such Mutual Employee must successfully complete certain training, including a prescribed pre-examination course. Such pre-examination training shall be provided by Infinex or by third-party vendors at Subscriber's expense. Infinex shall notify Subscriber of the availability of such training. Infinex shall provide, as appropriate or necessary, additional training of the Mutual Employees with respect to the Infinex Program subsequent to their qualification as Infinex Representatives. Subscriber shall make the Mutual Employees available from time to time to participate in such pre- and post-qualification training and in such further training, if any, as Infinex may provide or arrange for from time to time. Infinex also shall make available to all Mutual Employees a toll free telephone number to Infinex's main office, pursuant to which Mutual Employees may obtain answers to questions relating to particular transactions, customer requests, Infinex procedures or the scope of their authority.

        (e)    Control by Infinex. Infinex shall exercise exclusive control and direction of the Mutual Employees with respect to their conduct of business for Infinex, and their conduct in such capacity shall be governed in all respects by Infinex's compliance and procedures manuals and all other manuals, procedures, rules and instructions of Infinex, current copies of which Infinex has provided or will provide to Subscriber, and by applicable laws, rules and regulations, all as in effect from time to time. Subscriber shall strictly honor such control relationship and shall not have any involvement whatsoever in any of the services performed by the Mutual Employees on behalf of Infinex. Notwithstanding the foregoing, nothing in this subparagraph 8(e) shall be construed as preventing the Subscriber from conducting compliance reviews and audits with respect to (and otherwise monitoring) the activities of the Infinex Representatives and other Infinex employees at Infinex Centers for purposes of compliance with the directives of applicable regulatory agencies and any Subscriber policies adopted pursuant to such regulatory directives.

        (f)    Discipline. The Mutual Employees shall be subject to discipline by Infinex and by various federal and state regulatory authorities, securities exchanges, clearing corporations or associations, associations of brokers and dealers and certain other entities having jurisdiction over the operation of the Infinex Centers and the conduct of the Mutual Employees. Subscriber shall cooperate with Infinex in all respects in connection with the enforcement of any sanctions imposed by Infinex or by any of such entities against any Mutual Employee. Such disciplinary measures may include suspension or dismissal of any Mutual Employee as an Infinex Representative. Subscriber shall report to Infinex any violation of any law, rule or regulation or of any of Infinex's standards of conduct or procedures for Infinex Representatives of which Subscriber has knowledge or substantial suspicion, provided that Subscriber shall have no obligation to Infinex or others to monitor such conduct or procedures. Subscriber shall transmit any such report to Infinex in a manner calculated to give Infinex immediate notice of any such violation and shall promptly thereafter confirm any such report in writing to Infinex's compliance officer.

        (g)    Conduct of Subscriber's Business. In accordance with their employment by Infinex and Subscriber, the Mutual Employees may conduct business on behalf of Subscriber when not acting as Infinex Representatives. The conduct of Subscriber's business by the Mutual Employees shall be consistent with, and subject to, the provisions of paragraph 12.

9. Indemnification.

        (a)     Subscriber shall indemnify and hold harmless Infinex against any and all losses, claims, damages, liabilities, actions, costs or expenses, joint or several, to which Infinex may become subject (including any legal or other expenses reasonably incurred by it in connection with investigating any claim against it and defending any action and any amounts paid in settlement or compromise, provided Subscriber shall have given its prior written approval of such settlement or compromise, which approval shall not be unreasonably withheld), insofar as such losses, claims, damages, liabilities, actions, costs or expenses arise out of or result from (i) the negligent, reckless or intentional act or omission of Subscriber, any Mutual Employee acting on behalf of and under the direction of Subscriber or any other employee or agent of Subscriber, or (ii) any breach by Subscriber of any of its representations, warranties or obligations hereunder, or (iii) Subscriber’s improper use of a name, trade name, servicemark or the like in conjunction with the Infinex Program, as described in paragraph 16 hereof.

        (b)     Infinex shall indemnify and hold harmless Subscriber against any and all losses, claims, damages, liabilities, actions, costs or expenses, joint or several, to which Subscriber may become subject (including any legal or other expenses reasonably incurred by it in connection with investigating any claim against it and defending any action and any amounts paid in settlement or compromise, provided Infinex shall have given its prior written approval of such settlement or compromise, which approval shall not be unreasonably withheld), insofar as such losses, claims, damages, liabilities, actions, costs or expenses arise out of or result from (i) the negligent, reckless or intentional act or omission of Infinex, any Mutual Employee acting as a registered representative, investment adviser agent or insurance producer of Infinex or any other employee or agent of Infinex, or (ii) any breach by Infinex of any of its representations, warranties or obligations hereunder.

        (c) Promptly after receipt by an indemnified party under this paragraph 9 of notice of any claim or the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this paragraph 9, notify the indemnifying party in writing of such claim or the commencement of such action. The indemnification is conditioned upon timely receipt of such written notice. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, as provided herein, the indemnifying party will be entitled to participate therein and, to the extent that it may elect by written notice to the indemnified party, to assume the defense thereof. Upon receipt by the indemnified party of notice from the indemnifying party of such indemnifying party's election to assume the defense of such actions such indemnifying party will cease to be liable to such indemnified party under this paragraph 9 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof.

10. Non-Mutual Employees.

        (a)    Limited activities. Employees of Subscriber who are not also Infinex Representatives ("Non-Mutual Employees") may distribute promotional literature regarding the Infinex Program, direct persons to Infinex Representatives and provide certain other limited types of information and assistance, but may not engage in any investment or insurance-related activities on behalf of Infinex. Subscriber shall comply in all respects with Infinex's Compliance Manual for Infinex Participants (the "Participants' Compliance Manual") as it may be modified or supplemented from time to time (with notice and copies thereof provided to Subscriber), shall monitor the activities of and cause compliance by, Non-Mutual Employees with Infinex's standards of conduct established for such persons and shall report to Infinex in the manner set forth in subparagraph 8(f) hereof any violations of such standards of conduct of which Subscriber has knowledge or substantial suspicion.

        (b)    Training. Infinex shall make materials available to assist Subscriber in training Non-Mutual Employees regarding standards of conduct and permissible activities in connection with the Infinex Program. Subscriber shall make Non-Mutual Employees available from time to time to participate in such training.

11.    Hours of operation. Each Infinex Center shall be open for business during all New York Stock Exchange trading hours which coincide with the business hours of the Infinex Center location. In addition, any Infinex Center may be open for business during such additional hours as Subscriber chooses subject to approval by Infinex. Registered representatives, investment adviser agents and licensed insurance producers of Infinex located at Infinex's main office will be available by telephone to provide securities brokerage, investment advisory and insurance products and services to Infinex Customers during all New York Stock Exchange trading hours, whether or not any Infinex Center is then open for business and any transactions or services thus effected will be attributed to the appropriate Infinex Center.

12. Separation of Business. Subscriber shall maintain strict and total separation of its business from the business conducted at each Infinex Center, including separation of records and of physical facilities, and shall conduct its business at all times so as not to lead to confusion between the business conducted by Subscriber and the business conducted by Infinex through the operation of the Infinex Centers. Infinex agrees to do the same. Subscriber agrees to be bound by, and to comply in all respects with, the Participants' Compliance Manual, as it may be modified or supplemented from time to time to ensure compliance with applicable laws, current copies of which Infinex has provided or will provide to Subscriber and which, as it may be modified or supplemented from time to time, is incorporated in and made a part of this Agreement.

13. Access.

        (a)     Infinex's supervisory personnel and representatives of state and federal regulatory authorities and of any other entity having jurisdiction over the operation of the Infinex Centers and the conduct of the Mutual Employees shall have unimpeded access during Subscriber's business hours to the Infinex Centers, to all records maintained in connection with the operation of the Infinex Centers and to the Mutual Employees and their personnel records.

        (b)     Subscriber and the state and federal banking agencies having jurisdiction over Subscriber are hereby authorized to have access to such records of Infinex as are necessary to evaluate Infinex's and the Mutual Employees' compliance with all applicable laws, regulations and directives, the Interagency Statement (as defined in Paragraph 20 hereof) and this Agreement.

14. Subscriber Costs and Expenses. Subscriber shall be directly responsible for the costs and expenses associated with the following items in connection with the operation of Infinex Centers at Subscriber's locations:

        (a)    all furnishings, accessories and equipment utilized in the Infinex Center, including the Infinex news/quote terminal;

        (b) the Infinex news/quote service and maintenance;

        (c)    any Value Line Investment Survey, Standard & Poor's Corporation reports and similar published materials employed in the Infinex Center;

        (d) telephone and other operating equipment;

        (e)    Mutual Employee compensation and costs, including, without limitation, recruitment costs, salary and benefits, travel and cost of pre-qualification training and prescribed pre-examination course, examination fees and filing fees;

        (f) Mutual Employee post-qualification sales training materials;

        (g) recruitment costs, salary and benefits for any support personnel;

        (h)     Subscriber-sponsored advertising and promotion; including any and all promotions by Subscriber of the Infinex Program that are specific to Subscriber and all stationery and business cards furnished to each Infinex Center;

         (i)     Infinex's standard fees and charges as set forth on Infinex's Schedule of Standard Fees and Charges, as such may be amended by Infinex from time to time; and

         (j) all other costs associated with operation of the Infinex Centers at Subscriber's locations and not identified in paragraph 15.

            Subscriber shall pay all reasonable costs and expenses set forth in this paragraph 14 directly to third-party vendors or to Infinex or the Mutual Employees as may be determined by Infinex from time to time. In the Infinex Centers located at Subscriber's locations, Subscriber shall permit the use only of promotional materials approved or furnished by Infinex. Infinex may from time to time, following notice to Subscriber, eliminate one or more of Subscriber’s direct costs or expenses.

15. Infinex’s Costs and Expenses. Infinex shall be directly responsible for the following costs and expenses in connection with the operation of the Infinex Centers:

        (a) sponsored advertising of Infinex and the general promotion of the Infinex Program;

        (b) all costs associated with the operation of Infinex offices other than Infinex Centers operated at Subscriber’s locations;

        (c) all costs associated with the recruitment, training, qualification and employment by Infinex of all employees of Infinex who are not Mutual Employees; and

        (d) costs associated with compliance activities and supervision of Infinex Representatives.

16.    Advertising and Promotion. In connection with any efforts to advertise and promote the Infinex Program and the Infinex Centers operated at Subscriber's locations, Infinex may use Subscriber’s name or the name of any entity that controls Subscriber and may identify Subscriber's locations at which Infinex Centers are located. Subscriber shall secure Infinex's prior written approval of all advertising and promotional materials, if any, prepared by or on behalf of Subscriber which mention Infinex or the Infinex Program. All such advertising and promotional materials shall make it clear that the Infinex Program is provided by Infinex and not by Subscriber or any affiliate of Subscriber. Subscriber may use, with Infinex's prior written approval, any other name, trade name, servicemark, trademark logo or the like ("Subscriber Trade Name") in connection with the Infinex Program, e.g., "ABC Securities, offered through Infinex." However, to the extent Subscriber uses a Subscriber trade name, Subscriber shall be responsible for all costs, expenses and liabilities ensuing from the use of such trade name and shall indemnify Infinex as provided in subparagraph 9(a) hereof.

17. Bankruptcy, changes in control, etc. Either party hereto shall give the other party prompt written notice in the event that such party (i) liquidates or is dissolved; (ii) makes an assignment for the benefit of creditors, becomes insolvent or is unable to pay its debts as they mature, files a voluntary petition for bankruptcy or a petition, answer or consent seeking reorganization or readjustment of its indebtedness under applicable bankruptcy or insolvency laws, consents to the appointment of a receiver, sequestrator or trustee for all or a substantial part of its property or takes corporate or other action for the purpose of effecting any of the foregoing; (iii) has filed against it a petition for proceeding in bankruptcy or for its reorganization or for the readjustment of its indebtedness under applicable bankruptcy or insolvency laws or has a receiver, sequestrator or trustee appointed for it or for .all or a substantial part of its property; or (iv) merges, consolidates or reorganizes in a transaction in which such defaulting party is not the surviving entity, sells, its assets or experiences a transfer to any person or group of 25% or more of its outstanding equity interest. The party receiving such notice shall have the right to terminate this Agreement upon the happening of any such event.

18.    Term. This Agreement shall have an initial term of one year and shall continue thereafter until either party hereto shall terminate this Agreement pursuant to subparagraph 19(a) hereof.

19. Termination; suspension.

        (a)     Neither Subscriber nor Infinex shall have the right to terminate this Agreement, except pursuant to paragraph 17 or subparagraphs 19 (b) or (c) hereof, for a period of one year commencing on the Effective Date. Thereafter, either Subscriber or Infinex may terminate this Agreement upon ninety (90) days prior written notice to the other party, such notice to be given not earlier than the first day of the tenth calendar month of the initial term of this Agreement.

        (b)    Either Subscriber or Infinex (the "declaring party") may immediately suspend performance under this Agreement, and may thereafter terminate this Agreement pursuant to the procedures set forth in this subparagraph 19(b), in the event the other party (the "breaching party") is in breach of any material agreement made by the breaching party under this Agreement. The declaring party shall promptly notify the breaching party of the grounds for any such suspension. The breaching party shall have ten days following such notice to resolve the matter(s) specified therein to the declaring party's satisfaction prior to any termination of this Agreement. In the event that the breaching party fails so to resolve any such matter(s) within the prescribed time and the declaring party does not agree in writing to extend the period for resolution of any such matter(s), the declaring party may terminate this Agreement upon the expiration of such 10-day period.

        (c)     Infinex may terminate this Agreement at any time, upon written notice to Subscriber, if Subscriber or any entity controlling Subscriber directly or indirectly offers or makes available securities brokerage, investment advisory or insurance products or services that Infinex, after careful consideration and following consultation with Subscriber, reasonably deems to be detrimental to the operation of the Infinex Program at Subscriber's locations. Subscriber may terminate this Agreement at any time, upon written notice to Infinex, in the event that the Securities and Exchange Commission or any other governmental agency or authority, by reason of a change in policy or other factors outside of Subscriber's control requires Subscriber to register as a broker-dealer or determines that Subscriber's execution of this agreement, or performance thereunder, is not authorized by or in violation of applicable laws or regulations.

        (d)    In the event that Infinex or Subscriber terminates this Agreement: (i) Subscriber shall immediately cease representing itself as a participant in the Infinex Program, discontinue use of all Infinex's materials and all materials bearing Infinex's name, logo or servicemark, return to Infinex any equipment, signs, materials, furnishings and supplies purchased by Infinex and promptly remove Infinex's name, logo or servicemark from any such items purchased by Subscriber, and (ii) Subscriber shall return to Infinex all records relating to Infinex's brokerage, investment advisory and insurance accounts, all Infinex's procedures and compliance manuals and all Infinex's forms and documents and shall so certify in writing to Infinex within ten days of the date of termination.

        (e)    In the event that this Agreement is terminated by the parties hereto pursuant to the provisions of subparagraph 19(a) hereof or is terminated by Subscriber pursuant to paragraph 17 or subparagraphs 19(b) or 19(c) hereof and Subscriber wishes to make the service of another securities broker-dealer, investment adviser or insurance agency available to its customers, Infinex shall use its best efforts to facilitate the orderly transfer to such broker-dealer, investment adviser or insurance agency of the brokerage accounts, investment advisory accounts or insurance accounts established through the Infinex Centers operating at Subscriber's locations and shall otherwise cooperate with Subscriber to achieve a smooth transition to such other broker-dealer, investment adviser or insurance agency. Subscriber agrees to reimburse Infinex for all reasonable costs and expenses incurred by Infinex in connection with its obligations under this subparagraph 19(e).

        (f)    In the event that this Agreement is terminated by either party pursuant to the provisions of paragraph 17 or subparagraphs 19(a), 19(b) or 19(c) hereof and Subscriber does not wish to make services of another securities broker-dealer, investment adviser or insurance agency available to its customers, all Subscriber customer accounts with Infinex shall be segregated at Infinex and control of such accounts shall not be transferred to any other Subscriber institution except as shall be directed by written customer request.

20. Additional Representations and Warranties of Subscriber. Subscriber represents and warrants to Infinex that, subject to any future regulatory orders or agreements, (i) Subscriber has full legal right, power and authority to enter into and perform this Agreement; (ii) this Agreement has been duly authorized, executed and delivered by Subscriber and constitutes the legal, valid and binding agreement of Subscriber; and (iii) no consent, approval, authorization or order of any governmental agency or authority, except those disclosed to Infinex in writing by Subscriber, is required to be obtained by Subscriber in connection with the transactions contemplated by this Agreement on the part of Subscriber to be performed. Subscriber hereby agrees that, in connection with the Infinex Program, it shall comply with all applicable federal and state laws, regulations, rates and regulatory directives, including but not limited to the Interagency Statement on Retail Sales of Nondeposit Investment Products dated February 15, 1994, as amended (the "Interagency Statement").

21. Representations and Warranties of Infinex. Infinex represents and warrants to Subscriber that: (i) Infinex has full legal right, power and authority to enter into and perform this Agreement; (ii) this Agreement has been duly authorized, executed and delivered by Infinex and constitutes the legal, valid and binding agreement of Infinex; and (iii) no consent, approval, authorization or order of any governmental agency or authority, except any consent or approval required by applicable state securities or insurance laws (which consent or approval Infinex shall obtain prior to operation of an Infinex Center in any state), is required to be obtained by Infinex in connection with the Infinex Program, the operation of the Infinex Centers at Subscriber's locations, and the other transactions contemplated by this Agreement on the part of Infinex to be performed. Infinex hereby agrees that, in rendering services pursuant to the Infinex Program, Infinex shall comply with all applicable state and federal laws and regulations, including but not limited to the State of Maine Bureau of Financial Institutions Regulation 29, and will act consistently with (i) the provisions of the Interagency Statement, and particularly the provisions of the Interagency Statement relating to customer disclosures, and (ii) all rules, regulations, directives, and policy statements as may be issued by state, federal and self regulatory agencies having authority over the business and operations of Infinex or Subscriber. Subscriber is hereby authorized to monitor Infinex and periodically review and verify that Infinex and the Mutual Employees are complying with this Agreement. Nothing in this paragraph 21 shall be construed as creating an obligation on the part of Subscriber to monitor such activities for the benefit of Infinex.

22. Confidentiality and Compliance with Security Standards.

        (a)    The parties hereto shall keep confidential any information regarding the business and affairs of the others which it may acquire as a result of this Agreement and which is not otherwise generally available to the public, which requirement shall survive termination of this Agreement. Without limiting the generality of the foregoing, Infinex shall not sell, give, transfer or otherwise disclose to any third party, without the prior written consent of Subscriber, any list of Infinex Customers or other Infinex Customer information, except as may be required in connection with the services provided by Infinex to Infinex Customers or as may otherwise be required by law.

        (b)    The parties hereto agree that, in addition to, and without limiting the generality of, Section 22(a) above, they shall keep all Nonpublic Personal Infom1ation (as defined in the Gramm-Leach-Bliley Act of 1999 (the "GLB Act") and the various regulations promulgated thereunder by the federal and state regulators of financial institutions (the "GLB Regulations")) received from the other confidential and shall maintain and use such information in accordance with all applicable laws, rules and regulations, including but not limited to the GLB Act and the applicable GLB Regulations. Without limiting the generality of the foregoing, the parties hereto agree that, to the extent applicable, they shall comply with the Nonpublic Personal Information reuse and redisclosure limitations of the GLB Act and applicable GLB Regulations as they relate to the marketing of financial products and services offered pursuant to joint agreements between unaffiliated financial institutions.

        (c)    The parties hereto acknowledge the importance of maintaining the security and integrity of Nonpublic Personal Information received from the other and agree to take all steps reasonably necessary to prevent the unauthorized disclosure or use of such Nonpublic Personal Information and to prevent such Nonpublic Personal Information from entering the public domain. The parties hereto hereby represent and warrant to one another that they are familiar with the Interagency Guidelines Establishing Standards for Safeguarding Customer Information adopted by the federal regulators of depository institutions (the "Security Standards") and agree to implement and maintain throughout the term of the Agreement appropriate security measures designed to meet the objectives of the Security Standards, which security measures shall be no less stringent and protective than that which is necessary to meet industry standards. The parties hereto agree to periodically review and revise their security measures to meet the objectives of the Security Standards and to meet or exceed industry standards as such standards evolve. Each party hereto understands and agrees that the others have certain oversight responsibilities under the Security Standards and, as such, they may be required to monitor one another to confirm that each has satisfied its obligations to implement appropriate security measures. To that end, the parties hereto agree to provide, when requested by the other parties from time to time, such information (including without limitation audits and test results relating to such party’s security measures) as may be reasonably requested.

23. Notices. All notices, requests, demands, claims and other communications provided for herein shall be given in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if it is sent by registered or certified mail, return receipt requested, postage prepaid, or reputable delivery service, to the addresses set forth on the signature page of this Agreement. Any party hereto may send any notice, request, demand, claim, or other communications hereunder to the intended recipient in the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any party may change the address to which notices, requests, demands, claims, or other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth.

24. Approval of Government Authorities. This Agreement and the respective obligations of the parties hereto (other than pursuant to the last sentence of this paragraph 24 are conditioned upon the acquisition by Subscriber of any consents, approvals, authorizations or orders disclosed to Infinex by Subscriber pursuant to paragraph 20 hereof and upon Infinex’s acquisition of any consent or approval required by applicable state securities or insurance laws. Infinex and Subscriber shall cooperate with each other in obtaining all governmental approvals necessary to the commencement and operation of the Infinex Centers at Subscriber’s locations and shall furnish the other party with any such information and documents as such party may reasonably request in connection with the acquisition of such approvals.

25. Arbitration. Any controversy between Infinex and Subscriber arising out of or relating to this Agreement, or the breach thereof, shall be resolved by arbitration in accordance with the rules then in effect of the National Association of Securities Dealers, Inc., or, if such controversy is not arbitrable pursuant to the rules of such entity, in accordance with the rules then in effect of the American Arbitration Association at a proceeding located in Hartford, Connecticut. It is hereby understood and agreed that the decision of any such arbitrator shall be based upon the terms and conditions of this Agreement, as set forth herein.

26. Miscellaneous.

        (a)    This Agreement constitutes the entire understanding of the parties with respect to its subject matter. This Agreement may be amended only in writing signed by the parties. The parties hereto may not assign this Agreement without the prior written consent of the other parties. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by and against, the successors and permitted assigns of each of the parties.

        (b) The parties hereto shall not use any servicemark, trade name or trademark of the other party hereto without the prior written consent of such other party, except for the use by Infinex of any trade name, trademark, servicemark or logo used in connection with the Infinex Program. The parties hereto recognize and acknowledge that failure by any of them to comply with the provisions of this Agreement regarding permitted use by such party of the other parties’ name logo and servicemark, equipment, signs, materials, furnishings and supplies and items bearing such other party’s name, logo or servicemark may result in damage to such other party for which monetary damages would be inadequate. The parties hereto therefore agree that they shall be entitled to specific performance of the other party’s obligations pursuant to such provisions.

        (c) The parties hereto shall not be liable to the other parties for special, indirect or consequential damages arising out of any breach of their obligations under this Agreement, other than their obligation to indemnify each other party pursuant to paragraph 9 of this Agreement. Remedies provided herein are not exclusive.

        (d) Neither Subscriber nor Infinex shall hold itself out as an agent, joint venturer or partner of the other or of any of the subsidiaries or companies controlled directly or indirectly by or affiliated with the other.

        (e) The captions of the paragraphs and subparagraphs of this Agreement shall not affect its interpretation.

        (f) In the event that any court of competent jurisdiction declares invalid any provision of this Agreement, such invalidity shall have no effect on the other provisions hereof, which shall remain valid and binding and in full force and effect, and to that end the provisions of this Agreement shall be considered severable.

        (g) This Agreement has been accepted by Infinex in, and shall be governed by and construed in accordance with the laws of, the State of Connecticut.

[Signature page follows]

IN WITNESS WHEREOF, Infinex and Subscriber have executed this Agreement on the dates indicated below.

INFINEX INVESTMENTS, INC.

By: /s/ Stephen P. Amrante

Name: Stephen P. Amarante
Title: President & CEO

Name of Subscriber:

BAR HARBOR BANKING AND TRUST COMPANY

By: /s/ Joseph Murphy

Name: Joseph Murphy
Title: Chief Executive Officer

Address of Subscriber for
notices hereunder:
82 Main Street
PO Box 400
Bar Harbor, ME 04609
Attention: Joseph Murphy

Address of Infinex for notices
hereunder:
Infinex Investments, Inc.
10 Waterside Dr.
Farmington, Connecticut 06032
Attention: President

SCHEDULE 1

Computation of Revenue Sharing Payments

Infinex shall make Revenue Sharing Payments to Subscriber in accordance with Section 7 of the Agreement in an amount equal to 80% of Net Commissions (as hereinafter defined). For purposes hereof, the term "Net Commissions" shall mean all commissions and investment advisory fees generated by Infinex with respect to securities and insurance transactions and investment advisory services which occur at or are attributable to the Infinex Centers operated at Subscriber’s locations, including but no limited to 12b-1 and related fees received by Infinex, less all transaction costs payable by Infinex.

SCHEDULE 2

Potential subscriber expenses that may be deducted from revenue sharing payments include, but are not limited to the following:

Expenses

Recruitment (i.e., advertising, newsletters)
Market Information (i.e., S&P Research and Bond guides)
Technology Resources, Net Exchange Pro, PIRS
Insurance (E&O coverage)
Education – Employee study and training materials, continuing education materials
Execution Services/Processing fees – Insurance chargebacks, trading errors, ticket charges
Product/Marketing Technology Development fee $200*
Historical Research (previous years’ tax history, sales history, etc.)
Trade Execution Charges

Registration, Appointment & Certification Fees

NASD fees – registration fees, fingerprints, continuing education, examinations, renewals
State fees – branch registration
State Insurance fees – appointments, licenses, certifications and renewals

Miscellaneous Expenses

    SIPC decal

 *fee subject to change